Highlands Bankshares, Inc. Reports Fourth Quarter 2017 and Year End Results
Strong Year-over-Year Improvement in Net Interest Margin, Asset Quality, Efficiency, Pretax Income, and Capital Ratios
ABINGDON, Va., Feb. 12, 2018 /PRNewswire/ -- Highlands Bankshares, Inc. (HLND) today reported a net loss of ($3.1) million or ($0.38) per diluted share, for the quarter ended December 31, 2017, compared with net income of $1.0 million or $0.10 per diluted share, for the quarter ended September 30, 2017 and $155,000, or $0.00 per diluted share, for the quarter ended December 31, 2016. For the year ended December 31, 2017, the Company reported a loss of ($437,000) or ($0.05) per diluted share, compared with 2016 net income of $12,000 or $0.00 per diluted share.
Fourth quarter 2017 net income includes one-time additional income tax expense, resulting from the revaluation of the Company’s net deferred tax asset related to the enactment of the Tax Cuts and Jobs Act in December 2017, of $4.0 million. Excluding the one-time tax impact, fourth quarter 2017 net income was $835,000 or $0.08 per diluted share and net income for 2017 was $3.5 million or $0.34 per diluted share.
"I am proud to report that Highlands had an outstanding year in 2017," said Timothy K. Schools, President and Chief Executive Officer.  "The hard work of our dedicated employees the last two years resulted in a strengthened balance sheet and the Company’s highest core earnings in over a decade. We improved asset quality by working-out identified and previously unidentified credit risks and replacing a good portion of our loan balances with new, higher quality loan relationships; reduced nonearning assets; used low-to-no-yielding cash and securities to pay off high cost wholesale funding; improved funding where core and noninterest bearing deposits as a percent of assets have risen from 55.2 percent and 21.0 percent to 62.1 percent and 26.9 percent respectively; and meaningfully enhanced our capital ratios. Highlands’ bankers, many of whom joined our Company near the beginning of last year, had great success in attracting strong new relationships and we made initial progress in improving our efficiency. With our enhanced business development capabilities, an improving economy, and our opportunity to continue to improve efficiency, 2018 is expected to be another strong year."

	Target	4Q17	3Q17	4Q16
Return on average assets (annualized)	1.25%	NM	0.68%	0.10%
Revenue growth	5.00	-2.03	4.14	1.72
Net interest margin	3.75	3.70	3.57	3.66
Noninterest income to average assets	1.00	0.94	1.14	0.88
Noninterest expense to average assets	2.75	3.35	3.29	3.94
Efficiency ratio	55.00	79.19	75.54	97.34
Net charge-offs (recoveries) to loans held for investment	0.30	0.73	-0.09	0.21
Revenue Growth
Fourth quarter 2017 total revenue (net interest income plus noninterest income) declined $243,000 to $6.3 million from $6.5 million in the third quarter of 2017.  Net interest income was $4.9 million in the fourth quarter of 2017, an increase of $68,000 from $4.8 million in the third quarter of 2017.  Net interest income increased in the fourth quarter due to a thirteen basis point improvement in the net interest margin.  Fourth quarter 2017 average earning assets were $529.7 million, compared to third quarter 2017 average earning assets of $534.4 million. Fourth quarter 2017 noninterest income declined $311,000 to $1.4 million from the third quarter of 2017 as a result of seasonally lower secondary market mortgage originations.
Strong loan production continued during the quarter but was offset by a $6 million payoff from the Company’s largest borrower, $5 million of payoffs from certain relationships the Company worked to exit the bank, and $865,000 in loan charge-offs from two longstanding nonperforming loans. As a result of the Company’s asset quality improvement efforts, loans held for investment declined by approximately $25 million in 2017 from foreclosure, charge-off, and efforts to exit weak loans from the bank, in addition to, the $6 million payoff cited above. Total loans held for investment increased 5.3 percent in 2017, or 11.5 percent adjusting for the $25 million decline in loans. Similarly, noninterest bearing deposits grew 10.3 percent in 2017.
Noninterest Expense and Operating Efficiency
Noninterest expenses increased $45,000 from the third quarter of 2017 and declined $1.1 million from the fourth quarter of 2016 to $5.0 million in the fourth quarter of 2017. Over the past year, declines have occurred in salaries and employee benefits, occupancy and equipment expense, other operating expense, and OREO-related expenses.  Operating efficiency remains a key opportunity and the Company uses three metrics to monitor its performance relative to peers: efficiency ratio (noninterest expense as a percentage of total revenue), noninterest expense as a percentage of assets, and assets per employee.
For the fourth quarter of 2017, the efficiency ratio was 79.19 percent, an increase from 75.54 percent in the third quarter of 2017 and a decline from 97.34 percent in the fourth quarter of 2016. Noninterest expense as a percentage of assets increased in the fourth quarter of 2017 to 3.35 percent from 3.29 percent in the third quarter of 2017 and declined from 3.94 percent in the fourth quarter of 2016.  Assets per employee improved to $3.9 million at December 31, 2017 from $3.5 million at September 30, 2017 and $2.9 million at December 31, 2016.  With the Company's total revenue as a percentage of assets in a reasonable range among high performing banks, management has a heightened focus on aligning operating expenses with revenue in an effort to achieve a stronger pretax preprovision return on assets.
Asset Quality
The provision for credit losses for fourth quarter 2017 was $49,000, an increase from $19,000 in third quarter 2017.  Net charge-offs in the fourth quarter of 2017 were $776,000, or 0.73% annualized of average loans held for investment.   During the quarter, the Company wrote down longstanding nonperforming loans related to two relationships. Year-to-date net charge-offs totaled $899,000, or 0.21 percent annualized of average loans held for investment. Subsequent to the end of 2017, the Company collected $184,000 for a full recovery of $547,000 in principal, interest, and late fees for a 2016 charged-off loan.
Past due loans as a percentage of total loans held for investment were 0.77 percent at December 31, 2017.  As of December 31, 2017, loans greater than 90 days past due totaled $1.6 million, or 0.38 percent of loans held for investment, an improvement from 1.51 percent at December 31, 2016;

loans 30-89 days past due were $1.7 million, or 0.39 percent of loans held for investment; and nonperforming assets were $4.4 million, or 1.02 percent of loans held for investment and OREO.  The Company's classified assets as a percentage of tier 1 capital and the allowance for credit losses was 31 percent at December 31, 2017.

	4Q17	3Q17	2Q17	1Q17	4Q16	3Q16	2Q16	1Q16	4Q15
Past due loans to loans held for investment	0.77%	1.07%	0.89%	1.14%	1.93%	2.17%	2.75%	3.35%	4.12%
Past due loans 30-89 days to loans held for investment	0.39	0.40	0.24	0.29	0.42	0.81	1.18	1.13	1.93
Past due loans 90 plus days to loans held to investment	0.38	0.67	0.65	0.84	1.51	1.36	1.57	2.22	2.19
Nonperforming assets to loans held for investment and OREO	1.02	1.24	1.32	1.50	1.64	2.14	2.71	3.43	3.47
Classified assets to tier 1 capital and allowance for loan loss	31	31	33	34	40	41	46	53	57
Allowance for credit losses to nonperforming loans	193.80	158.09	152.15	136.96	120.76	90.13	79.44	61.36	59.79
As of December 31, 2017, the allowance for loan losses totaled $4.0 million, or 0.92 percent of loans held for investment. Fourth quarter 2017 allowance coverage was 1.94 times nonperforming loans.
Capital and Liquidity
At December 31, 2017, the regulatory capital ratios for the Company's subsidiary bank, Highlands Union Bank, were: tier 1 leverage ratio of 8.36 percent, tier 1 risk-based capital ratio of 12.06 percent, and total risk-based capital ratio of 13.02 percent.  Fourth quarter capital ratios were negatively impacted by approximately 20 basis points as a result of the revaluation of the Company’s net deferred tax asset related to the Tax Cuts and Jobs Act.

	4Q17	3Q17	2Q17	1Q17	4Q16	3Q16	2Q16	1Q16	4Q15
Tier 1 leverage ratio	8.36%	8.41%	7.98%	7.80%	7.59%	7.60%	7.55%	7.60%	7.33%
Tier 1 risk-based capital ratio	12.06	12.18	12.12	12.15	11.78	11.86	11.75	11.84	11.28
Total risk-based capital ratio	13.02	13.32	13.29	13.37	13.02	13.12	13.02	13.11	12.55
The Company's loans held for investment to deposit ratio was 86.6 percent and the loans held for investment to asset ratio was 72.7 percent at December 31, 2017.  The Company maintained cash and investment securities totaling 18.9 percent of assets as of this date.  The Company's deposit mix is weighted heavily towards customer deposits which funded 83.9 percent of assets at December 31, 2017, of which 62.1 percent is represented by core deposits, an increase from 55.2 percent at December 31, 2015, to include 26.9 percent in noninterest bearing deposits.  Time deposits funded 21.4 percent of assets at December 31, 2017. A limited amount of these deposits are in accounts that have balances of more than $250,000, reflecting the granularity and strength of the company's funding.

About Highlands Bankshares, Inc.
Highlands provides a relationship-based and highly personal banking experience to small to mid-sized private businesses, professionals, and related individuals. Focused on providing value to each and every customer, Highlands delivers banking services through highly skilled employees, digital channels, as well as 16 offices located in North Carolina, Eastern Tennessee, and Southwest Virginia.
Cautions Concerning Forward-Looking Statements
This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements relating to financial and operational performance and certain plans, expectations, goals and projections. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, these statements are inherently subject to numerous assumptions, risks and uncertainties, and there can be no assurances that actual results, performance or achievements will not differ materially from those set forth or implied in the forward-looking statements. For an explanation of the risks and uncertainties associated with forward-looking statements, see the risk factors and other cautionary language included in the Company's Annual Report on Form 10-K for the year ended December 31, 2016, and other filings with the Securities and Exchange Commission. All forward-looking statements included in this press release are based upon information available at the time of the release, and the Company assumes no obligation to update any forward-looking statement.

Quarterly Consolidated Income Statements (unaudited)

	Quarter ended			Percent change compared to
(thousands)	December 31, 2017	September 30, 2017	December 31, 2016	Prior quarter	Same quarter of prior year
INTEREST INCOME
Loans receivable and fees on loans	$5,169	$5,207	$5,349	(0.7)%	(3.4)%
Investment securities	473	521	462	(9.2)%	2.4%
Federal funds sold	35	33	84	6.1%	(58.3)%
Total interest income	5,677	5,761	5,895	(1.5)%	(3.7)%
INTEREST EXPENSE
Deposits	465	478	450	(2.7)%	3.3%
Other borrowed funds	330	469	602	(29.6)%	(45.2)%
Total interest expense	795	947	1,052	(16.1)%	(24.4)%
Net interest income	4,882	4,814	4,843	1.4%	0.8%
Provision for loan losses	49	19	40	157.9%	22.5%
Net interest income after provision for loan losses	4,833	4,795	4,803	0.8%	0.6%
NONINTEREST INCOME
Mortgage banking income	335	655	164	(48.9)%	104.3%
Securities gains, net	13	32	—	(59.4)%	—%
Service charges on deposit accounts	384	392	456	(2.0)%	(15.8)%
Other service charges, commissions and fees	441	479	571	(7.9)%	(22.8)%
Other operating income	216	142	160	52.1%	35.0%
Total noninterest income	1,389	1,700	1,351	(18.3)%	2.8%
NONINTEREST EXPENSE
Salaries and employee benefits	2,814	2,623	3,155	7.3%	(10.8)%
Occupancy and equipment expense	581	641	692	(9.4)%	(16.0)%
Other operating expense	1,533	1,588	1,829	(3.5)%	(16.2)%
OREO-related expenses	38	69	353	(44.9)%	(89.2)%
Total noninterest expense	4,966	4,921	6,029	0.9%	(17.6)%
Income (loss) before income taxes	1,256	1,574	125	(20.2)%	NM
Income tax expense (credit)	4,381	554	(30)	NM	NM
Net income (loss)	$(3,125)	$1,020	$155	NM	NM
Net income (loss) per common share:
Basic	$(0.38)	$0.12	$—
Diluted	(0.38)	0.10	—

NM - variance calculation is not meaningful.

Consolidated Income Statements (unaudited)

	Year ended December 31,		Percent change
(thousands, except per share information)	2017	2016
INTEREST INCOME
Loans receivable and fees on loans	$20,427	$21,327	(4.2)%
Investment securities	2,148	1,741	23.4%
Federal funds sold	192	326	(41.1)%
Total interest income	22,767	23,394	(2.7)%
INTEREST EXPENSE
Deposits	1,854	1,794	3.3%
Other borrowed funds	1,985	2,381	(16.6)%
Total interest expense	3,839	4,175	(8.0)%
Net interest income	18,928	19,219	(1.5)%
Provision for loan losses	120	1,526	(92.1)%
Net interest income after provision for loan losses	18,808	17,693	6.3%
NONINTEREST INCOME
Mortgage banking income	1,942	525	269.9%
Securities gains, net	32	47	(31.9)%
Service charges on deposit accounts	1,568	1,786	(12.2)%
Other service charges, commissions and fees	1,881	1,748	7.6%
Other operating income	626	762	(17.8)%
Total noninterest income	6,049	4,868	24.3%
NONINTEREST EXPENSE
Salaries and employee benefits	10,858	12,005	(9.6)%
Occupancy and equipment expense	2,614	2,848	(8.2)%
Other operating expense	5,827	6,173	(5.6)%
OREO-related expenses	301	1,883	(84.0)%
Total noninterest expense	19,600	22,909	(14.4)%
Income (loss) before income taxes	5,257	(348)	NM
Income tax expense (credit)	5,694	(360)	NM
Net income (loss)	$(437)	$12	NM
Net income (loss) per common share:
Basic	$(0.05)	$—
Diluted	(0.05)	—

NM - variance calculation is not meaningful.

Consolidated Balance Sheets (unaudited)
				Percent change since
(thousands)	December 31, 2017	September 30, 2017	December 31, 2016	Prior quarter	Same quarter of prior year
ASSETS
Cash and due from banks	$15,179	$17,567	$27,391	(13.6)%	(44.6)%
Federal funds sold	15,618	9,449	22,994	65.3%	(32.1)%
Total cash and cash equivalents	30,797	27,016	50,385	14.0%	(38.9)%
Investment securities	81,643	86,161	101,710	(5.2)%	(19.7)%
Loans held for sale	4,498	4,285	1,255	5.0%	258.4%
Loans held for investment	431,574	432,460	409,667	(0.2)%	5.3%
Allowance for loan losses	(3,954)	(4,693)	(4,829)	(15.7)%	(18.1)%
Net loans held for investment	427,620	427,767	404,838	—%	5.6%
Premises and equipment, net	18,332	18,522	17,814	(1.0)%	2.9%
Real estate held for sale	1,430	1,430	1,680	—%	(14.9)%
Deferred tax assets	7,161	11,426	12,989	(37.3)%	(44.9)%
Interest receivable	1,987	2,110	2,047	(5.8)%	(2.9)%
Bank-owned life insurance	14,679	14,591	14,314	0.6%	2.5%
Other real estate owned	2,350	2,350	2,768	—%	(15.1)%
Other assets	3,290	3,430	2,878	(4.1)%	14.3%
Total assets	$593,787	$599,088	$612,678	(0.9)%	(3.1)%

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Deposits:
Noninterest bearing	$148,323	$148,778	$134,488	(0.3)%	10.3%
Interest bearing	350,150	351,313	355,381	(0.3)%	(1.5)%
Total deposits	498,473	500,091	489,869	(0.3)%	1.8%
Short-term borrowings	10,000	10,000	27,552	—%	(63.7)%
Long-term debt	30,243	30,155	40,146	0.3%	(24.7)%
Other liabilities	1,267	1,739	1,353	(27.1)%	(6.4)%
Total liabilities	539,983	541,985	558,920	(0.4)%	(3.4)%
STOCKHOLDERS' EQUITY
Common stock	5,124	5,124	5,124	—%	—%
Preferred stock	4,184	4,184	4,184	—%	—%
Additional paid-in capital	19,113	19,057	18,891	0.3%	1.2%
Retained earnings	26,539	29,478	26,785	(10.0)%	(0.9)%
Accumulated other comprehensive income	(1,156)	(740)	(1,226)	56.2%	(5.7)%
Total stockholders' equity	53,804	57,103	53,758	(5.8)%	0.1%
Total liabilities and stockholders' equity	$593,787	$599,088	$612,678	(0.9)%	(3.1)%

Profitability Ratios, Asset Quality and Capital (unaudited)
	Quarter ended
(dollars in thousands)	December 31, 2017	September 30, 2017	December 31, 2016
Profitability Ratios (current quarter, annualized)
Net interest margin	3.70%	3.57%	3.66%
Annualized (loss) return on average assets	(0.02)	0.68	0.10
Annualized (loss) return on average equity	(0.22)	7.25	1.14
Efficiency ratio	79.19	75.54	97.34

		Year ended
		December 31, 2017	December 31, 2016
Profitability Ratios (year-to-date, annualized)
Net interest margin		3.54%	3.60%
Annualized return (loss) on average assets		(0.07)	—
Annualized return (loss) on average equity		(0.78)	0.02
Efficiency ratio		78.47	95.11

	December 31, 2017	September 30, 2017	December 31, 2016
Asset Quality
Loans 90 days past due and still accruing	$26	$243	—
Non-accrual loans	2,064	2,787	3,999
Total non-performing loans	2,090	3,030	3,999
Other real estate owned	2,350	2,350	2,768
Total non-performing assets	$4,440	$5,380	$6,767
Ratios:
Non-performing loans to loans held for investment	0.48%	0.70%	0.97%
Non-performing assets to loans held for investment and OREO	1.02	1.24	1.64
Allowance for credit losses to loans held for investment	0.94	1.11	1.18
Allowance for credit losses to non-performing loans	193.83	158.09	120.76
Past-due loans to loans held for investment	0.77	1.07	1.87
Annualized net charge-offs (recoveries) to period-end loans held for investment	0.73	(0.09)	0.21

Capital
Common shares outstanding	8,199	8,199	8,199
Preferred shares outstanding	2,092	2,092	2,092
Book value per share:
Common	$5.72	$6.12	$5.71
Combined common and preferred	5.23	5.55	5.22
Ratios (Bank only):
Tier 1 leverage ratio	8.36%	8.41%	7.59%
Tier 1 risk-based capital ratio	12.06	12.18	11.78
Total risk-based capital ratio	13.02	13.32	13.02
Common equity tier 1 ratio	12.06	12.18	11.78